UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CHASE PACKAGING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHASE PACKAGING CORPORATION

P.O. Box 6199

636 River Road

Fair Haven, New Jersey 07704

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 3, 2008

To Shareholders of

CHASE PACKAGING CORPORATION:

The annual meeting of shareholders of Chase Packaging Corporation (the “Company”) will be held at the University Club, 1 West 54th Street, New York, New York, on June 3, 2008, at 2:00 p.m. (Eastern Daylight Saving Time) for the following purposes:

1.               To elect four directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified;

2.               To consider and vote upon an increase in the authorized shares of the Company’s common stock, par value $0.10 per share, to 200 million;

3.               To consider and vote upon the proposed 2008 Stock Awards Plan;

4.               To ratify the selection of Lazar Levine & Felix LLP as the Company’s independent registered public accounting firm; and

5.               To transact such other business as may properly come before the meeting and any adjournment thereof.

Information regarding matters to be acted upon at this meeting is contained in the accompanying proxy statement.  Only shareholders of record at the close of business on April 7, 2008, are entitled to notice of and to vote at the meeting and any adjournment thereof.  All shareholders are cordially invited to attend the meeting.

This proxy statement, the accompanying proxy card, and the Company’s 2007 annual report to shareholders are first being made available on the internet at www.voteproxy.com through the notice and access process to the Company’s shareholders on or about April 21, 2008.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EITHER SUBMIT YOUR PROXY USING THE INTERNET OR TELEPHONE PROCEDURES PROVIDED ON THE NOTICE AND ACCESS CARD OR, IF YOU HAVE ELECTED TO RECEIVE A COPY OF YOUR PROXY CARD IN THE MAIL, COMPLETE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE.  PLEASE NOTE THAT SUBMITTING A PROXY USING ANY ONE OF THESE METHODS WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON.

By Order of the Board of Directors

Fair Haven, New Jersey	Ann C. W. Green
April , 2008	Assistant Secretary

CHASE PACKAGING CORPORATION

P.O. Box 6199

636 River Road

Fair Haven, New Jersey 07704

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 3, 2008

FREQUENTLY ASKED QUESTIONS AND ANSWERS

Why am I receiving these materials?

                The Company is soliciting your proxy to vote at the 2008 annual meeting of shareholders.  The information provided in this proxy statement is for your use in determining how you will vote on the proposals described within.

What proposals are scheduled to be voted on at the meeting?

                The proposals scheduled for a vote are:

1.                     To elect four directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified;

2.                     To consider and vote upon an increase in the authorized shares of the Company’s common stock, par value $.10 per share (the “Common Stock”), to 200 million;

3.                     To consider and vote upon the proposed 2008 Stock Awards Plan; and

4.                     To ratify the selection of Lazar Levine & Felix LLP as the Company’s independent registered public accounting firm.

What is the recommendation of the Board of Directors on each of the proposals scheduled to be voted on at the meeting?

                The Company’s Board of Directors recommends that you vote for all of the proposals.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

                As permitted by the rules recently adopted by the Securities and Exchange Commission, the Company is making this proxy statement and related proxy materials available on the internet under the notice and access delivery model.  The notice and access model removes the requirement for public companies to automatically send shareholders a printed set of proxy materials and allows companies instead to deliver to their shareholders a “Notice of Internet Availability of Proxy Materials” and to provide access to the documents over the internet.  The Company’s Notice of Internet Availability of Proxy Materials was first mailed to shareholders of record and beneficial owners on or about April 21, 2008.

                The proxy statement, the form of proxy, and voting instructions are being made available to shareholders on or about April 21, 2008, at www.voteproxy.com.  You may also request a printed copy of this proxy statement and the form of proxy by any of the following methods:

•              TELEPHONE at 866-668-8562;

•              E-MAIL: info@amstock.com

•              WEBSITE: http://www.amstock.com/ProxyServices/RequestMaterials.asp

The Company’s annual report to shareholders, including financial statements, for the fiscal year ended December 31, 2007, is being made available at the same time and by the same methods.  The annual report to shareholders is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

In addition, any shareholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.  Receiving future proxy materials by e-mail will save the cost of printing and mailing documents to shareholders and will reduce the impact of annual meetings on the environment.  A shareholder’s election to receive proxy materials by e-mail will remain in effect unless the shareholder terminates it.

Who will bear the expense of soliciting votes at the annual meeting?

                The expense of proxy solicitation will be borne by the Company.  Although solicitation is to be made primarily through the mail, the Company’s officers and employees and those of its transfer agent may solicit proxies by telephone or personal contact, but in such event no additional compensation will be paid by the Company for such solicitation.  The Company will bear the cost of preparing, assembling and mailing the proxy materials.  Upon request, the Company will reimburse brokers, banks and nominees and other fiduciaries for the postage and reasonable clerical expenses of forwarding the proxy materials to their principals, the beneficial owners of the Common Stock.

What constitutes a quorum for the meeting?

                The presence, in person or by proxy, of the holders of one-third (1/3) of the shares of Common Stock outstanding on April 7, 2008 (the “Record Date”), constitutes a quorum for the conduct of business.

How do I attend the annual meeting of shareholders?

                All shareholders are invited to attend the annual meeting of shareholders to be held on June 3, 2008, at University Club, 1 West 54th Street, New York, New York, at 2:00 p.m. (Eastern Daylight Saving Time).

Who can vote at the meeting and what is the vote required for each of the proposals?

All shareholders may vote by proxy or in person at the annual meeting, subject to the conditions described below for street-name holders.  Proposal No. 1 requires a plurality of the votes cast at the annual meeting by the holders of shares of stock entitled to vote on such matters.  This means that the shareholders will elect the four persons receiving the highest number of “for” votes at the annual meeting.  Proposal No. 2 requires the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of stock entitled to vote on such matter.  Proposals No. 3 and No. 4 require the affirmative vote of a majority of the votes cast by the holders of stock represented at the annual meeting in person or by proxy.

How many votes are required to approve other matters that may come before the shareholders at the meeting?

Shares held by shareholders present at the meeting in person who do not vote, and ballots marked “abstain” or “withhold authority,” will be counted as present at the meeting for quorum purposes.  Under applicable law, abstentions and broker non-votes will not constitute votes cast.  As a result, abstentions and broker non-votes with respect to the election of the directors, the approval of the 2008 Stock Awards Plan, and the ratification of the appointment of the Company’s independent registered public accounting firm will have no effect on the outcome of the vote on these three proposals.  Abstentions and broker non-votes with respect to the amendment of the Articles of Incorporation will have the effect of votes cast against the proposal.

What is the difference between being a shareholder of record and a beneficial owner?

                If your shares are registered directly in your name with our stock transfer agent, you are considered the “shareholder of record” of those shares.  Proxy materials will be made available to all shareholders of record.

                If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, your broker, bank, or other nominee is considered the shareholder of record and you are considered the “beneficial owner” or “street name holder” of those shares.  In this case, the shareholder of record has forwarded to you information regarding access to these proxy materials, along with separate voting instructions.  As the beneficial owner, you have the right to direct the shareholder of record how to vote your shares by following the voting instructions they have provided with these materials.  Because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you receive a valid proxy from your broker, bank, or other nominee that holds your shares thereby giving you the right to vote the shares in person at the meeting.

How many shares can vote at the 2008 meeting?

                As of the Record Date, there were 15,536,275 shares of Common Stock and 13,818 shares of Series A 10% Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), issued and outstanding and entitled to vote at the meeting.  Holders of Common Stock are entitled to one vote per share, and holders of Series A Convertible Preferred Stock are entitled to 1,000 votes per share for each matter presented at the annual meeting.

Who will count the votes and certify the results?

                An independent vote tabulator will count the votes.  American Stock Transfer and Trust Company has been appointed by the Board of Directors as the independent Inspector of Election and will determine the existence of a quorum, validity of proxies and ballots, and certify the results of the voting.

If I vote and then want to change my vote, may I?

                You may revoke your proxy at any time before the meeting by submitting a later dated proxy card, by notifying our Assistant Secretary in writing that you have revoked your proxy, or by attending the meeting and giving notice of revocation in person.  Written revocations should be directed to:

                                                                Assistant Secretary

                                                                Chase Packaging Corporation

                                                                636 River Road

                                                                Fair Haven, NJ  07704

Can other matters be decided at the meeting?

                No business will be conducted at the meeting except business brought before the meeting in accordance with the procedures set forth in the Company’s bylaws.  The Chairman of the Board will act as chairman of the meeting and will determine whether business was properly brought before the meeting.

                On the date this proxy statement was printed, we did not know of any matters to come before the meeting other than those disclosed in this proxy statement.  If other matters are properly presented for consideration, your proxy gives the persons voting the proxies the authority to vote on the matter according to their judgment.

Are shareholders permitted to ask questions at the meeting?

                During the annual meeting, shareholders may ask questions or make comments relating to proposals following the second of the motion and prior to the taking of the vote by the chairman.

                Following the annual meeting, the Chairman of the Board will present a review of the Company’s financial statements, and there will be an opportunity for shareholders to ask other questions about the Company’s business.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the 2008 annual meeting of shareholders, the Board of Directors has named four nominees for election as directors to hold office until the 2009 annual meeting of shareholders and until their successors have  been elected and qualified.  The four nominees are current directors of the Company and are listed below with brief biographies.

William J. Barrett, 68, Secretary of the Company since 2001, was a director of the Company from 1996 to 1997 and rejoined the Board of Directors in 2001.  Mr. Barrett is President of Barrett-Gardner Associates, Inc., a private merchant banking firm; Director of MassMutual Corporate Investors and MassMutual Participation Investors, closed-end investment trusts; Director, Executive Vice President, Assistant Treasurer and Secretary of Supreme Industries, Inc., a specialized manufacturer of truck bodies and shuttle buses; Director of TGC Industries, Inc., a geophysical services company; and Chairman of the Board of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company.

Herbert M. Gardner, 68, Vice President of the Company since 2001, was a director of Chase Packaging from 1996 to 1997 and rejoined the Board of Directors in 2001.  Mr. Gardner is Executive Vice President of Barrett-Gardner Associates, Inc., a private merchant banking firm; Director of Co-Active Marketing Group, Inc., a marketing and sales promotion company; Director of Nu Horizons Electronics Corp., an electronic component distributor; Chairman of the Board of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses; Director of TGC Industries, Inc., a geophysical services company; and Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent, commercial bank and trust company.

Edward L. Flynn, 73, joined the Board of Directors in 2007.  He is the owner of Flynn Meyer Company, a restaurant management company; Treasurer and Director of Citri-Lite Co., a soft drink company; Director of Bioject Medical System, a medical device company; and Director of TGC Industries, Inc., a geophysical services company.

Allen T. McInnes, 70, joined the Board of Directors in 1993 and has served as Chairman of the Board, President and Treasurer of the Company since 1997.  He is Dean of the Rawls College of Business, Texas Tech University; Director of TGC Industries, Inc., a geophysical services company; and Director of TETRA Technologies, Inc., an oil and gas services company.

Election of each director requires a plurality of the votes cast by the holders of Common Stock and Series A Preferred Stock represented at the annual meeting in person or by proxy.  Shareholders are entitled to one vote per share of Common Stock and 1,000 votes per share of Series A Preferred Stock for each of the four nominees.  The Company is not aware of any reason why any of the nominees would be unable to serve if elected.

The Board of Directors recommends that shareholders vote FOR the election of each of the four nominees for director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the names of those persons known to management to be beneficial owners of more than five percent of the Company’s Common Stock as of the Record Date.  The table also sets forth information with respect to the Common Stock which is beneficially owned by each director and executive officer of the Company, and by all directors and executive officers of the Company as a group, as of the Record Date (including shares beneficially owned by such persons, pursuant to the rules of beneficial ownership, as a result of the ownership of certain warrants and other securities convertible into Common Stock) according to data furnished by the persons named.  Persons having direct beneficial ownership of Common Stock possess the sole voting and dispositive power in regard to such stock.

Name and address	Title of Class	Amount and Nature of Beneficial Ownership	Approximate Percentage of Class (1)
Allen T. McInnes 4532 7th Street Lubbock, TX 79416	Common	4,384,954(6)	24.6%

Herbert M. Gardner 636 River Road Fair Haven, NJ 07704	Common	3,841,809 (2) (6)	21.7%

William J. Barrett 19 Point Milou St. Barthelemy, FWI	Common	5,470,405 (3) (6)	29.3%

Edward L. Flynn 75-11 Myrtle Avenue Glendale, NY 11385	Common	1,402,359 (4) (6)	8.5%

Ann C. W. Green 636 River Road Fair Haven, NJ 07704	Common	662,775(6)	4.2%

Special Situations Funds 153 E. 53rd Street, 51st Fl. New York, NY 10022	Common	789,165 (5)	5.08%

All directors & officers as a group (5 persons)	Common	15,762,302 (2)(3)(4)(6)	64.1%

(1) The percentage calculations have been made in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended.

(2) Includes 167,590 shares of Common Stock owned by Herbert M. Gardner’s wife.  Mr. Gardner has disclaimed beneficial ownership of these shares.

(3) Includes 286,345 shares of Common Stock owned by William J. Barrett’s wife.  Mr. Barrett has disclaimed beneficial ownership of these shares.

(4) Includes 167,000 shares of Common Stock owned by Edward L. Flynn’s wife.  Mr. Flynn has disclaimed beneficial ownership of these shares.

(5) These shares are held in three separate Special Situations Funds.

(6) Includes the Common Stock underlying Warrants and Series A Preferred Stock held by the following directors and executive officers:.

Beneficial Owner	Number of Common Shares Underlying Series A Preferred Beneficially Owned	Number of Common Shares Underlying warrants Beneficially Owned

Allen T. McInnes	1,533,000	766,500
Herbert M. Gardner(1)	1,425,000	712,500
William J. Barrett(2)	2,158,000	1,079,000
Edward L. Flynn(3)	668,000	334,000
Ann C. W. Green	237,000	118,500

(1) The numbers shown include 178,000 and 89,000 shares of Common Stock underlying Series A Preferred Stock and Warrants, respectively, held by the named person’s spouse, to which the named person disclaims beneficial ownership.

(2) The numbers shown include 334,000 and 167,000 shares of Common Stock underlying Series A Preferred Stock and Warrants, respectively, held by the named person’s spouse, to which the named person disclaims beneficial ownership.

(3) The numbers shown include 334,000 shares and 167,000 shares of Common Stock underlying Series A Preferred Stock and Warrants, respectively, held by the named person’s spouse, to which the named person disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

To the best of the Company’s knowledge, all directors, executive officers, and beneficial owners of more than 10% of the Common Stock complied with Section 16(a) of the Securities Exchange Act of 1934, as amended, during 2007.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning the persons who serve as executive officers of the Company, and who will continue to serve in such positions at the discretion of the Board of Directors.

Allen T. McInnes	70	Chairman, President, and Treasurer

Herbert M. Gardner	68	Vice President

William J. Barrett	68	Secretary

Ann C. W. Green	66	Chief Financial Officer

Additional information regarding Messrs. McInnes, Gardner and Barrett is included in the “Proposal No. 1, Election of Directors” section of this proxy statement.  Ms. Green has served as Chief Financial Officer and Assistant Secretary of the Company since 2001.  She is Vice President of Barrett-Gardner Associates, Inc., a private merchant banking firm.  Ms. Green also serves as Assistant Secretary of each of Supreme Corporation, a specialized manufacturer of truck bodies and shuttle buses, and TGC Industries, Inc., a geophysical services company.  She previously served for 15 years as Assistant Vice President of Janney Montgomery Scott, LLC, an investment banking firm.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                The Company’s Board of Directors met three times during 2007, and all directors attended at least 75% of such meetings.  The Board of Directors has not designated any committees.  Since the Company is a development stage company, the Board of Directors believes that it adequately performs all necessary functions regarding governance of the Company.

EXECUTIVE COMPENSATION

                Commencing November 1, 2007, the Company’s Board of Directors agreed to pay the Company’s Chief Financial Officer an annual salary of $17,000.  No other officers or Directors of the Company receive compensation other than reimbursement of out-of-pocket expenses incurred in connection with Company business and development.  There were no equity awards at fiscal year-end.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total
Ann C. W. Green, Chief Financial Officer	2007	$2,833	-0-	-0-	-0-	-0-	-0-	-0-	$2,833
	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

DIRECTOR COMPENSATION

                Directors of the Company are not paid fees, but are reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors and out-of-pocket expenses incurred in connection with Company business and development.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to June 30, 2007, the Company issued 5% Convertible Notes aggregating $56,500.  The Note holders are Directors and an officer of the Company.  On September 7, 2007, the Notes aggregating $62,400 (including accrued interest of $5,900), were converted into 416 private placement units, each of which consists of (i) one share of Series A Preferred Stock, (ii) 500 shares of Common Stock, and (iii) 500 warrants exercisable for Common Stock on a one-for-one basis.

                In July 2002, the Company received $8,000 as payment for 800,000 shares of Common Stock which were never issued.  Through September 7, 2007 (the date of the closing of the private placement), the $8,000 accrued $2,200 in compounded interest, which management recorded due to the non issuance of shares for a five year period. The Board of Directors of the Company approved the issuance on October 16, 2007, of 68 private placement units in exchange for the $10,200 of cash received and accrued interest.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees

                The aggregated fees billed for each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-QSB were $14,500 and $12,500 for 2007 and 2006, respectively.

Audit-Related Fees

                None.

Tax Fees

The aggregated fees billed for each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for the preparation of the Company’ corporate tax returns were $2,000 and $1,500 for 2007 and 2006, respectively.

All other Fees

                The aggregated fees billed for each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for the preparation of the Company’s private placement unit filing were $2,093 and $0 for 2007 and 2006, respectively.

The Board of Directors, which functions as the audit committee, makes reasonable inquiry as to the independence of the Company’s independent registered public accounting firm based upon the considerations set forth in Rule 2-01 of Regulation S-X, including the examination of representation letters furnished by the independent registered public accounting firm.

PROPOSAL NO. 2

AMENDMENT TO ARTICLES OF INCORPORATION

 TO INCREASE AUTHORIZED SHARES

                The Company’s Articles of Incorporation currently authorize the issuance of a total of 25,000,000 shares of Common Stock and 4,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”).  The Board of Directors has approved a proposal (the “Proposed Amendment”) to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 25,000,000 to 200,000,000.  The Proposed Amendment does not contemplate an increase in the number of shares of Preferred Stock, and therefore, the total number of authorized shares of capital stock would increase to 204,000,000.  If the Proposed Amendment is approved, it will become effective upon filing with the Secretary of State Articles of Amendment to the Company’s Articles of Incorporation.  The full text of the proposed amendment to Section 4.1 of Article Four of the Company’s Articles of Incorporation is as follows:

“Common Stock.  The aggregate number of shares of Common Stock which the Corporation may issue is 200,000,000 shares, each having a par value of ten cents ($.10).  The shares shall be designated as Common Stock and shall have identical rights and privileges in every respect.”

                On September 7, 2007, the Company completed a private placement of 13,334 units (the “Units”), each of which consists of: (i) one share of Series A 10% Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”); (ii) 500 shares of Common Stock; and (iii) 500 warrants  (“Warrants”) exercisable for Common Stock on a one-for-one basis.  The terms of the private placement include an obligation by the Company to register the Common Stock underlying the Units with the Securities and Exchange Commission.

As of the Record Date, 15,263,275 shares of Common Stock were issued and outstanding.  The Company will be required to issue up to 20,727,000 shares of Common Stock if all of the shares of Series A Preferred Stock issued pursuant to the Units are converted into Common Stock and all of the Warrants issued pursuant to the Units are exercised for Common Stock.

The number of shares of Common Stock reserved by the Company for future issuance in connection with the private placement exceeds the number of shares authorized for issuance.  In addition to the need to increase the authorized shares in connection with the private placement, the Company anticipates establishing a new business or engaging in a merger or other reorganization transaction for which additional shares of Common Stock may be needed.  In addition, the Board of Directors has approved the 2008 Stock Awards Plan, subject to shareholder approval, as a means of attracting and retaining key employees.  Issuances of stock options under the proposed plan will require the authorization of additional shares of Common Stock.  See “Proposal No. 3, Approval of 2008 Stock Awards Plan” for a more detailed description regarding the Stock Awards Plan.

Except as described above, or elsewhere in this proxy statement, the Company has no plans, understandings, commitments, agreements, or undertakings concerning the issuance of any additional shares.

The Proposed Amendment will result in additional authorized but unissued shares of Common Stock which, if and when issued, will have the same rights and privileges as the shares of Common Stock currently authorized.  The proposed increase in the number of authorized shares will not change the number of shares of Common Stock outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of Common Stock.  However, to the extent that additional authorized shares are issued in the future, they may decrease the percentage equity ownership of existing shareholders and, depending on the price at which they are issued, may dilute earnings and book value on a per share basis.  Our shareholders have no preemptive rights to subscribe for additional shares of Common Stock when issued which means that current shareholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of the Common Stock.

The authorized but unissued shares of Common Stock could be used to make more difficult a change in control of the Company.  For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of the Company and its shareholders.  Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company since the issuance of new shares could be used to dilute the stock ownership of the acquirer.  The Board of Directors is not aware of any pending or threatened efforts to obtain control of the Company and the Board has no current intention to use the additional shares of Common Stock to impede a takeover attempt or to propose any additional anti-takeover measures in future proxy solicitations.

                The affirmative vote of the holders of two-thirds of the outstanding shares of capital stock entitled to vote at the meeting is required to approve the Proposed Amendment.

                The Board of Directors recommends that shareholders vote FOR an increase in the number of authorized shares of Common Stock.

PROPOSAL NO. 3

APPROVAL OF 2008 STOCK AWARDS PLAN

The Board of Directors of the Company has adopted, subject to shareholder approval, the Chase Packaging Corporation 2008 Stock Awards Plan (hereinafter called the “2008 Plan”).  The 2008 Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward, and retain the services of key employees, key consultants, and outside directors.  The 2008 Plan provides for the granting of stock options, Common Stock, and restricted stock.  The 2008 Plan is expected to provide flexibility to the Company’s compensation methods in order to adapt the compensation of key employees, key consultants, and outside directors to a changing business environment (after giving due consideration to competitive conditions and the impact of federal tax laws).  The following is a brief description of the 2008 Plan.  A copy of the 2008 Plan is attached as Exhibit A to this proxy statement, and the following description is qualified in its entirety by reference to the 2008 Plan.

It is the judgment of the Board of Directors of the Company that the 2008 Plan is in the best interests of the Company and its shareholders.

Description of the 2008 Plan

Effective Date and Expiration

The 2008 Plan became effective on April 9, 2008, subject to and conditioned upon shareholder approval of the 2008 Plan, and will terminate on April 8, 2018.  No award may be made under the 2008 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Share Authorization

Subject to certain adjustments, the number of shares of Common Stock that may be issued pursuant to awards under the 2008 Plan is 2,000,000 shares.  Shares are counted only to the extent they are actually issued.  If shares are issued and reacquired by the Company, such shares are available for issuance under the 2008 Plan.  Shares tendered in payment of the purchase price of an award, to satisfy tax withholding obligations, or shares covered by an award that is settled in cash, are available for awards under the 2008 Plan.

A maximum of 80,000 shares may be granted in any one year in the form of any award to any one participant, of which a maximum of (i) 50,000 shares may be granted to a participant in the form of stock options and (ii) 30,000 shares may be granted to a participant in the form of Common Stock or restricted stock.

Administration

The 2008 Plan will be administered by a committee of the Board of Directors (the “Committee”) to be formed after shareholder approval of the 2008 Plan is obtained.  The Committee may delegate its duties to a subcommittee as provided in the 2008 Plan.  The Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the 2008 Plan, establish and revise rules and regulations relating to the 2008 Plan, and make any other determinations that it believes necessary for the administration of the 2008 Plan.

Eligibility

Employees (including any employee who is also a director or an officer), consultants and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the 2008 Plan.  As of the Record Date, the Company had 4 employees and 1 outside director who would be eligible under the 2008 Plan.

Stock Options

The Committee may grant either incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options.  Recipients of stock options may pay the option exercise price by: (i) cash, check, bank draft, or money order payable to the order of the Company; (ii) delivering to the Company shares of Common Stock already owned by the participant having a fair market value equal to the aggregate option exercise price and that the participant has not acquired from the Company within six months prior to the exercise date; (iii) delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Common Stock purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to the Company the amount of sale or loan proceeds necessary to pay the purchase price; and (iv) any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of 10 years from the date of grant.  Options are not transferable other than by will or the laws of descent and distribution, except that the Committee may permit further transferability of a non-qualified stock option and, unless otherwise provided in the option agreement, a non-qualified stock option may be transferred to: one or more members of the immediate family of the participant; a trust for the benefit of one or more members of the immediate family of the participant; a partnership, the sole partners of which are the participant, members of the immediate family of the participant, and one or more family trusts; or a foundation in which the participant controls the management of the assets.

Restricted Stock and Common Stock

Restricted stock consists of shares that are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant.  Common Stock consists of shares that are transferred or sold by the Company to a participant without restriction and not subject to a substantial risk of forfeiture.  The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock and/or Common Stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants.  Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.

Performance Goals

Awards of restricted stock or Common Stock under the 2008 Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code that consist of one or more or any combination of the following criteria: cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions; sales growth; price of the Common Stock; return on assets, equity or shareholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to shareholders (“Performance Criteria”).  Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.  Any Performance Criteria may include or exclude: (i) extraordinary, unusual, and/or non-recurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases.  In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K.  However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

Adjustments Upon Changes in Capitalization

The number of shares of Common Stock subject to an award may be adjusted by the Committee, in the manner it deems equitable, in the event that the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities, issuance of warrants, or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that the Committee determines that an adjustment is appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the 2008 Plan.

Amendment or Discontinuance of the 2008 Plan

The Board of Directors of the Company may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the 2008 Plan; provided, however, that: (i) no amendment that requires shareholder approval in order for the 2008 Plan and any awards under the 2008 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of the Company’s shareholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Board of Directors of the Company regarding amendment or discontinuance of the 2008 Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the 2008 Plan without the consent of the affected participant.

Plan Benefits

Future benefits under the 2008 Plan are not currently determinable.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2008 Plan as set forth below.  This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences.  This discussion is based upon provisions of the Code and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation

                In 2004, a new Section 409A was added to the Code to regulate all types of plans, agreements, and arrangements that provide for deferred compensation.  If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to federal income tax as it vests, plus an interest charge at the underpayment rate plus a 1% and a 20% penalty tax.  Certain stock options, restricted stock, and other forms of equity compensation may also be  subject to Section 409A of the Code.

Incentive Stock Options

A participant will not recognize income at the time an incentive option is granted.  When a participant exercises an incentive option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain).  However, to the extent that the fair market value (determined as of the date of grant) of the Common Stock with respect to which the participant’s incentive options are exercisable for the first time during any year exceeds $100,000, the incentive options for the Common Stock over $100,000 will be treated as nonqualified options, and not incentive options, for federal tax purposes, and the participant will recognize income as if the incentive options were nonqualified options.

In addition to the foregoing, if the fair market value of the Common Stock received upon exercise of an incentive option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation.  The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any Common Stock acquired by exercise of an incentive option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive option was granted or one year after the common shares were transferred to the participant (referred to as the “Holding Period”).  If a participant disposes of Common Stock acquired by exercise of an incentive option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Stock.  If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of Common Stock acquired by exercise of an incentive option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.”  If the amount received for the Common Stock is greater than the fair market value of the Common Stock on the exercise date, then the difference between the incentive option’s exercise price and the fair market value of the Common Stock at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs.  The participant’s basis in the Common Stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.”  In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the Common Stock will be treated as capital gain.  However, if the price received for Common Stock acquired by exercise of an incentive option is less than the fair market value of the Common Stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the Common Stock.

Non-qualified Stock Options

A participant generally will not recognize income at the time a non-qualified option is granted.  When a participant exercises a non-qualified option, the difference between the option price and any higher market value of the Common Stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant.  The participant’s tax basis for Common Stock acquired under a non-qualified option will be equal to the option price paid for such Common Stock, plus any amounts included in the participant’s income as compensation.  When a participant disposes of Common Stock acquired by exercise of a non-qualified option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Stock.  If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price Is Paid for in Common Stock

If a participant pays the exercise price of a non-qualified option with previously-owned shares of Common Stock and the transaction is not a disqualifying disposition of Common Stock previously acquired under an incentive option, the shares of Common Stock received equal to the number of shares of Common Stock surrendered are treated as having been received in a tax-free exchange.  The participant’s tax basis and holding period for these shares of Common Stock received will be equal to the participant’s tax basis and holding period for the Common Stock surrendered.  The Common Stock received in excess of the number of shares of Common Stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value.  The participant’s tax basis in these shares of Common Stock will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired Common Stock to pay the exercise price of a non-qualified option constitutes a disqualifying disposition of Common Stock previously acquired under an incentive option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the Common Stock surrendered, determined at the time such shares of Common Stock were originally acquired on exercise of the incentive option, over the aggregate option price paid for such Common Stock.  As discussed above, a disqualifying disposition of Common Stock previously acquired under an incentive option occurs when the participant disposes of such shares before the end of the Holding Period.  The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares of Common Stock that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock and Common Stock

A participant who receives restricted stock or Common Stock generally will recognize as ordinary income the excess, if any, of the fair market value of the Common Stock or common shares granted as restricted stock at such time as the shares of Common Stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such Common Stock.  However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the Common Stock to recognize ordinary income on the date of transfer of the Common Stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such Common Stock) over the purchase price, if any, of such shares.  If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to Common Stock.  At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period.  For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income.

Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of an award under the 2008 Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”).

To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for Common Stock, the participant remit to the Company an amount sufficient to satisfy the withholding requirements.  Alternatively, the Company may withhold a portion of the Common Stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations.

Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year.  Additionally, withholding does not affect the participant’s tax basis in the Common Stock.  Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year.

Deferred compensation that is subject to Section 409A of the Code is subject to certain federal income tax withholding and reporting requirements, both in the year of the award, to the extent of the

“deferral” amount, and in the year the deferral amount is includible in income.  Pursuant to IRS Notices 2005-94, 2006-100 and 2007-89, for calendar year 2007 (and prior years), the IRS has suspended or waived the reporting requirements for amounts that have merely been deferred, but are not yet taxable, until further IRS guidance is issued.  However, beginning in 2005, Notices 2006-100 and 2007-89 require employers (or service recipients for non-employees) to report all Section 409A deferred amounts that are includible in income during the calendar year as wages of employees (or taxable income of non-employees), and employers must withhold tax on such amounts payable to employees.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement.  The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation.  The Company does not anticipate that the total compensation paid to any individual employee of the Company, including stock options and restricted stock, will be more than $1,000,000 in any taxable year.

If an individual’s rights under the plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in: (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by the Company of a compensation deduction.

The affirmative vote of the holders of a majority of the votes cast at the meeting is required to approve the 2008 Stock Awards Plan.

                The Board of Directors recommends that shareholders vote FOR the 2008 Stock Awards Plan.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                The Board of Directors has appointed Lazar Levine & Felix LLP to serve as the Company’s independent registered public accounting firm.  Proposal No. 4 is for the ratification of the selection of Lazar Levine & Felix LLP as the Company’s independent registered public accounting firm for the fiscal  year ending December 31, 2008.  It is not expected that a representative of Lazar Levine & Felix LLP will be present at the shareholders meeting.

The affirmative vote of the holders of a majority of the votes cast at the meeting is required to ratify the selection of the Company’s independent registered public accounting firm.

                The Board of Directors recommends that shareholders vote FOR the ratification of the selection of Lazar Levine & Felix LLP.

OTHER MATTERS

Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.  However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

A shareholder proposal intended to be presented at the Company’s 2009 annual meeting of shareholders must be received by the Company at its principal executive offices in Fair Haven, New Jersey, on or before January 2, 2009, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

In order for a shareholder proposal made outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c), such proposal must be received by the Company at its principal executive offices in Fair Haven, New Jersey, no later than February 28, 2009.

CHASE PACKAGING CORPORATION

COMMON STOCK PROXY

Proxy Solicited on Behalf of the Board of Directors for the

Annual Meeting of Shareholders, June 3, 2008

The undersigned hereby appoint(s) Herbert M. Gardner or Ann C.W. Green, each with full power of substitution, as proxies, to vote all Common Stock in Chase Packaging Corporation which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of the Shareholders of the Company to be held on June 3, 2008, and any adjournments thereof.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL NOS. 2, 3, AND 4.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

CHASE PACKAGING CORPORATION

June 3, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

-OR-

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20430303000000000000 6	060308

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS OF THE COMPANY

NOMINEES:
☐	FOR ALL NOMINEES	☐ Allen T. McInnes
☐ William J. Barrett
☐	WITHHOLD AUTHORITY	☐ Herbert M. Gardner
	FOR ALL NOMINEES	☐ Edward L. Flynn

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF INCREASE IN THE NUMBER OF AUTHORIZED SHARES	☐	☐	☐

3.	APPROVAL OF THE COMPANY’S 2008 STOCK AWARDS PLAN	☐	☐	☐

4.	RATIFICATION OF SELECTION OF LAZAR LEVINE & FELIX LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

Returned proxy forms when properly executed will be voted: (1) as specified on the matters listed above; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE CARD PROMPTLY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

CHASE PACKAGING CORPORATION

To Be Held On:

June 3, 2008 at 2:00 p.m.

University Club, 1 West 54th Street

New York, New York

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 26, 2008.

Please visit http://www.amstock.com/ProxyServices/ViewMaterials.asp, where the following materials are available for view:

• Notice of Annual Meeting of Shareholders
• Proxy Statement
• Form of Electronic Proxy Card
• Annual Report on Form 10-KSB

TO REQUEST MATERIAL:	TELEPHONE: 866-668-8562
E-MAIL: info@amstock.com
WEBSITE: http://www.amstock.com/ProxyServices/RequestMaterials.asp

TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

-OR-

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

-OR-

TELEPHONE: To vote by telephone, please visit http://www.amstock.com/ProxyServices/ViewMaterials.asp to view the materials and to obtain the toll free number to call.

-OR-

MAIL: You may request a card by following the instructions above.

1.  ELECTION OF DIRECTORS OF THE COMPANY

NOMINEES:	Allen T. McInnes
William J. Barrett
Herbert M. Gardner
Edward L. Flynn

2.  APPROVAL OF INCREASE IN THE NUMBER OF AUTHORIZED SHARES

3.  APPROVAL OF THE COMPANY’S 2008 STOCK AWARDS PLAN

4.  RATIFICATION OF SELECTION OF LAZAR LEVINE & FELIX LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Returned proxy forms when properly executed will be voted: (1) as specified on the matters listed above; (2) in accordance with the Directors’ recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting.

Please note that you cannot use this notice to vote by mail.